Exhibit 99.1

Remarks delivered by Christopher J. McGurk, the Chairman and Chief Executive Officer of Cinedigm Corp., at the 2022 Annual Meeting of Stockholders on November 10, 2022:

Thank you all again for joining us at the Cinedigm Annual Meeting of Stockholders today. Let me now give a brief update on our strong business performance in fiscal year 2022 and a look into the extremely positive business momentum that has carried the Company into fiscal year 2023 and continues to accelerate as we implement Cinedigm’s unique business strategy.

First though, before getting into a recap of our fiscal year 2022 performance, I’d like to start by applauding the huge success of our 360-degree approach to horror -- the hottest genre in the entertainment business. Cinedigm acquired Bloody Disgusting, a major online horror brand, and the Screambox horror streaming channel in 2021, and one year later, that investment has definitely paid off. As you have certainly read about over the past month, our acquisition and release of the low-budget, artfully-crafted indie phenomenon Terrifier 2 has led to an incredible amount of buzz around the film and its iconic central character Art the Clown. Critically acclaimed and the best reviewed horror movie in years, Terrifier 2 has generated more than $10 million at the domestic box office despite virtually no traditional release marketing effort, in large part due to our extremely effective viral marketing and PR approach through Bloody Disgusting.

Terrifier 2 also launched on our Screambox streaming channel on Halloween, driving increased traffic of +250% with subscriptions up +295% over the channel’s previous high month. While we will have a more accurate understanding of the film’s big upside impact on our results over the next few quarters, following its exclusive run on Screambox and as it flows into the other ancillary markets, the tremendous success of Terrifier 2 has made a compelling statement about Cinedigm’s leadership and capabilities in the lucrative horror space, which hopefully will lead to more breakout titles in the future. In fact, beyond Terrifier 2, we are committed to growing horror across podcasts, editorial, film and TV acquisitions, and all distribution channels from theatrical to SVOD and FAST.

Now, let’s get into our performance. Cinedigm has continued to perform very strongly from a financial standpoint in contrast to many other players in our sector who have faced some headwinds due in large part to their single-channel and/or single revenue model strategies. In fiscal year 2022, we grew our streaming revenues by triple digits (including triple digit advertising revenue growth), and ended the year with no debt, having fully eliminated more than $50 million in debt since the start of the pandemic, with more than $13 million in cash on hand and the strongest balance sheet position we have ever been in.

We have generated these stellar results because Cinedigm’s extraordinary executive team is delivering exactly what we have promised: rolling up 7 streaming content and channel acquisitions, including the aforementioned Bloody Disgusting; expanding our enthusiast channel portfolio to 30 channels; building our content library into one of the largest modern streaming libraries in the world; leveraging our highly automated proprietary Matchpoint distribution platform across multiple revenue streams; and taking advantage of our 5-year presence in the high-growth FAST channel and ad-supported streaming business (while many other players in the business, including Netflix, are just now scrambling to get started in that lucrative space).

Importantly, through organic streaming growth and our acquisition efforts, through which we acquired 15 new streaming channels and distribution rights to more than 17,000 new films and TV episodes, we reached the scale necessary to launch several new internal, high-margin, low-investment business initiatives that will generate at least $50 million in annual revenues steady state and ensure sustainable long-term profitability.

These initiative are:

●	Cineverse, our flagship streaming service, which we launched in September and includes our growing portfolio of free, ad-supported linear channels and more than 12,000 titles in a Matchpoint-powered universe with enhanced content discovery capabilities along with the best user experience in the streaming business. Cineverse is THE key initiative to drive home our goal of becoming the “Spotify of independent streaming content.

●	The second initiative is the Cinedigm Podcast Network, already 30 podcasts and 66 million downloads strong with a goal to reach over 100 podcasts in the next 24 months;

●	The third initiative is Cinedigm Ad Solutions, which is already capturing even more of the revenue in the exploding ad-supported streaming business; and

●	The fourth initiative is Matchpoint 2.0, which has been successfully rolling out and is already generating significant new revenue opportunities via SaaS offerings and content aggregation.

These initiatives are driving results that over-index industry growth and validate our business strategy.

In fact, I am incredibly proud of our results in fiscal year 2022, during which total revenues grew 78% to $56.1 million, led by overall streaming channel growth of 108% and ad-supported revenue growth of 147%. Adjusted EBITDA for the year was $11 million, an increase of $13.9 million over the prior year. Our net income for the full year was $1.8 million versus a net loss in the prior year.

We also ended the year with a 46,000 title content library, one of the largest global streaming libraries in the world; a 30-channel portfolio of enthusiast streaming brands highlighted by channels like The Bob Ross Channel (in both English and Spanish), Dove Channel, Fandor, RetroCrush, and Screambox, a robust content licensing business that involves every major streaming player including Netflix, Amazon and Hulu; and full ownership of a proprietary streaming and content aggregation technology in Matchpoint that is second to none in the business.

Cleary, those results and business initiatives underscore that Cinedigm has established itself as a leading independent player in the streaming technology and content space.

Moving on to fiscal year 2023, our laser-like focus on implementing our unique business strategy is already paying off with even greater business momentum.

●	In the first fiscal quarter of 2023, we grew our streaming revenues by 98% on top of triple digit growth in the prior year and our ad-supported streaming revenues by 131%. On a two-year basis, our streaming revenues were up 455%.

●	We expect these record results will continue for the foreseeable future, and look forward to reporting our progress and continued momentum on our second fiscal quarter earnings call on November 15th, next Tuesday.

We also look forward to providing an update next week on our growth and progress with our cost streamlining initiatives, which will help achieve our goal of hitting sustainable profitability over the next couple of quarters. It’s important to note that our Second Quarter earnings will not include any impact at all from the terrific performance of Terrifier 2, which debuted in on October 6th. We expect a very significant upside from the film’s breakout performance in our fiscal Third Quarter, ending December 31, 2022, and in the quarters beyond that

I’d also like to take a moment to comment on everyone’s continued frustration with what we believe is an extremely undervalued Cinedigm share price. Despite market conditions and investor sentiments, it is difficult for all of us to view our depressed equity value when we have performed so strongly and our business strategy is clearly working so well. Despite that, I remain extremely bullish on Cinedigm’s outlook over the near and long-term from both a revenue growth and profitability standpoint. Our results have and will continue to stand for themselves in the face of whatever negative market sentiments continue to be spun, in many cases, by short-sellers and others who seek to take advantage of the still fearful investment environment. So, while we will continue to consider and pursue all options including a stock buyback to encourage a fairer valuation, I remain optimistic that as investors wake up to our strong performance, unique and successful strategy, as well as a big upcoming financial boost from Art the Clown and Terrifier 2, this issue will take care of itself organically.

Finally, let me wrap up these remarks by acknowledging the efforts of all the Company’s employees in helping to build Cinedigm into the premier independent content streaming and technology company it is today. Our employees remain Cinedigm’s greatest asset, and I want to thank each and every one of them for their dedication and hard work. I also want to thank our Board of Directors for their continued support and insightful guidance.

And I want to thank all our stockholders for your trust, patience and continued support of Cinedigm.

Thank you.

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